Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2025, relating to the consolidated financial statements of ANSYS, Inc., appearing in the Current Report on Form 8-K of Synopsys, Inc. filed February 27, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 27, 2025